Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck President and CEO (270) 885-1171

HOPFED BANCORP, INC. REPORTS FIRST QUARTER RESULTS

HOPKINSVILLE, Ky. (May 3, 2012) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank (the “Bank”), today reported results for the three month period ended March 31, 2012. For the three month period ended March 31, 2012, the Company’s net income available to common shareholders was $470,000, or $0.06 per share basic and diluted, compared to a net loss attributable to common shareholders of $2.1 million, or ($0.28) per share basic and diluted, for the three month period ended March 31, 2011. The Company’s operating results for the three month period ended March 31, 2011, were strongly influenced by a $721,000 gain on the sale of investments and a $4.5 million provision for loan loss expense.

Commenting on the first quarter results, John E. Peck, President and Chief Executive Officer, said, “The Company’s operating results were disappointing due to the continued decline in loan volumes and an increase in classified assets. At March 31, 2012, net loan balances were $550.1 million, a decline of $6.3 million as compared to December 31, 2011. Management remains optimistic that loan growth will return during the second half of 2012 as customer inquiries for lending services have increased in the last sixty days.”

Mr. Peck continued, “At March 31, 2012, the Company’s total classified loans increased to $82.2 million. The increase was the result of a developer filing bankruptcy as well as declining cash flows and reduced property values of projects previously risk graded as special mention. As a result of these actions, the Company’s provision for loan loss expense for the quarter was $869,000 as compared to previously budgeted levels of $475,000.”

Mr. Peck concluded, “The Company continues to improve its deposit mix as total non-interest bearing deposits exceed 10% of total deposits. At March 31, 2012, time deposits account for 62.0% of total deposits, compared to 67.0% at March 31, 2011.

Total brokered deposits are $51.2 million, or 6.3% of deposits, compared to $87.4 million at March 31, 2011. In the second half of 2012, the Company will experience an increase in the amount of maturing liabilities that will provide the opportunity to reduce the Company’s interest expense.”

Financial Highlights

•

The Company’s and Bank’s capital ratios remain strong. At March 31, 2012, the Company’s tangible book value was $13.29 per share (basic and diluted) and our tangible common equity ratio was 9.62%. The Bank’s tier 1 capital and total risk based capital ratios at March 31, 2012, were 10.05% and 18.59%, respectively. At March 31, 2012, the Company’s tier 1 capital and total risk based capital ratios were 11.51% and 21.33%, respectively.

•

At March 31, 2012, the Company’s and Bank’s net classified asset to risk based capital ratios were 63.3% and 73.1%, respectively. Net classified assets include all classified assets less any reserve allocation against the allowance for loan losses. At December 31, 2011, these ratios were 43.0% for the Company and 49.9% for the Bank.

•

At March 31, 2012, the Company’s allowance for loan loss totaled $10.6 million, or 1.89% of total loans and 94.59% of non-accrual loans. In the three month period ended March 31, 2012, the Company’s net charge offs totaled $1.5 million.

•

For the three month period ended March 31, 2012, the Company’s net interest margin was 2.97%, as compared to 3.13% for the three month period ended December 31, 2011, and 2.94% for the three month period ended March 31, 2011. The Company’s net interest margin continues to decline as outstanding loan balances decline and higher yielding investments continued to be called. Management believes that the current interest rate environment will continue to put pressure on net interest margins.

-MORE-

HFBC Reports First Quarter Results

May 3, 2012

Asset Quality

At March 31, 2012, the Company’s level of non-accrual loans totaled $11.2 million, as compared to $6.1 million at December 31, 2011. The increase in non-accrual loans was the result of two land development loans totaling $3.2 million and three non-residential real estate loans totaling $3.6 million being placed into non-accrual status.

A summary of non-accrual loans at March 31, 2012, and December 31, 2011, is as follows:

	March 31, 2012	December 31, 2011
	(Dollars in Thousands)

One-to-four family mortgages	$2,294	2,175
Home equity line of credit	100	134
Multi-family	—	—
Construction	—	—
Land	5,042	3,561
Non-residential real estate	3,630	—
Consumer loans	18	9
Commercial loans	132	254

Total	$11,216	6,133

At March 31, 2012, non-accrual loans plus other real estate owned totaled $12.4 million, or 1.18% of total assets, as compared to $8.4 million, or 0.81% of total assets, at December 31, 2011. The Company’s level of other real estate owned has declined from $2.3 million at December 31, 2011, to $1.2 million at March 31, 2012.

A summary of the activity in other real estate owned for the three month period ended March 31, 2012, is as follows:

	Activity During 2012
	Balance 12/31/2011	Foreclosures	Sales	Reduction in Values	Gain (Loss) on Sales	Balance 3/31/2012
	(Dollars in Thousands)

One-to-four family mortgages	480	218	(134)	(38)	14	540
Multi-family	905	—	(875)	—	(30)	—
Construction	465	—	(235)	—	(14)	216
Land	248	376	(141)	(39)	(19)	425
Non-residential real estate	160	—	(140)	(20)	—	—
Consumer assets	9	—	(9)	—	—	—

Total	2,267	594	(1,534)	(97)	(49)	1,181

At March 31, 2012, the Company’s level of loans classified as substandard and doubtful were $80.5 million and $1.6 million, respectively, as compared to $47.5 million and $1.7 million, respectively, at December 31, 2011. The Company’s specific reserve for impaired loans was $4.5 million at March 31, 2012, and $4.1 million at December 31, 2011, respectively.

For the three month period ended March 31, 2012, the Company’s net charge-offs totaled $1.5 million, an annualized rate of 1.08% of average loans. For the twelve month period ended December 31, 2011, the Company’s net charge-offs totaled $4.4 million, an annualized rate of 0.76% of average loans.

-MORE-

HFBC Reports First Quarter Results

May 3, 2012

At March 31, 2012, the Company’s level of performing Troubled Debt Restructurings (“TDRs”) was $6.7 million, as compared to $6.2 million at December 31, 2011. A summary of the activity in loans classified as TDRs for the twelve month period ended December 31, 2011, is as follows:

	Balance at December 31, 2011	New TDR	Loss or Foreclosure	Removed due to performance	Balance at March 31, 2012
	(Dollars in Thousands)

One-to-four family mortgages	2,521	100	—	73	2,548
Home equity line of credit	—	244	—	—	244
Junior Lien	857	—	—	857	—
Multi-family	—	239	—	—	239
Construction	—	—	—	—	—
Land	941	—	7	—	934
Non-residential real estate	3,367	—	253	—	3,114
Consumer loans	33	76	—	—	109
Commercial loans	125	931	—	—	1,056

Total TDR	7,844	1,590	260	930	8,244

A summary of TDRs and non-performing TDRs at March 31, 2012, and December 31, 2011, is stated below:

	March 31, 2012	December 31, 2011
	(Dollars in Thousands)

One-to-four family mortgages	$2,548	2,521
Home equity line of credit	$244	—
Junior lien	—	857
Multi-family	239	—
Construction	—	—
Land	934	941
Non-residential real estate	3,114	3,367
Consumer loans	109	33
Commercial loans	1,056	125

Total TDR	$8,244	7,844

Less:
TDR in non-accrual status
One-to-four family mortgages	(1,469)	(1,410)
Home equity line of credit	—	—
Junior lien	—	(100)
Multi-family	—	—
Construction	—	—
Land	—	—
Non-residential real estate	—	(1)
Consumer loans	—	(1)
Commercial loans	(106)	(105)

Total performing TDR	$6,669	$6,227

-MORE-

HFBC Reports First Quarter Results

May 3, 2012

Net Interest Income

For the three month period ended March 31, 2012, the Company’s net interest income was $6.9 million, compared to $7.2 million for the three month period ended December 31, 2011, and $6.8 million for the three month period ended March 31, 2011. The decline in linked quarter net interest income was the result of the continued decline in loans outstanding and declining yields on investment alternatives. The Company’s re-pricing opportunities on its liabilities are expected to be limited during the first half of 2012, with deposit maturities increasing during the last six months of 2012.

For the three month period ended March 31, 2012, the Company’s net interest margin was 2.97%, as compared to 3.13% for the three month period ended December 31, 2011, and 2.94% for the three month period ended March 31, 2011. The Company remains dependent on improved loan demand for improvement in our net interest margin.

Non-interest Income

Non-interest income for the three month period ended March 31, 2012, was $1.9 million, as compared to $2.4 million for the three month periods ended December 31, 2011, and March 31, 2011, respectively. The decline in non-interest income for the three month period ended March 31, 2012, as compared to the three month periods ended December 31, 2011, and March 31, 2011, was primarily the result of a reduction in gains on the sale of securities of $677,000 and $556,000, respectively.

For the three month period ended March 31, 2012, the Company experienced improved levels of non-interest income related to mortgage loan origination activity, financial services activities, and improved income from service charges as compared to the three month period ended March 31, 2011. On a linked quarter basis, non-interest income declined by $512,000, strongly influenced by the $556,000 decline in gains on the sale of securities.

Non-interest Expense

Non-interest expenses were $7.1 million, $6.7 million and $7.4 million for the three month periods ended March 31, 2012, December 31, 2011, and March 31, 2011, respectively. For the three month period ended March 31, 2012, the increase in non-interest expense compared to the three month period ended December 31, 2011, was largely the result of a $228,000 increase in salaries and benefits and an $86,000 increase in losses on the sale of other real estate owned. Approximately $100,000 of the increase in the linked quarter salaries and benefits expense is estimated to be the result of higher costs typically experienced in the first quarter of each year due to higher payroll taxes and vacation accruals. The remaining increase in salaries and benefits expense was the result of higher payroll cost due to annual raises and an increase in the number of employees.

Balance Sheet

Total assets were $1.05 billion at March 31, 2012, an increase of $13.4 million as compared to December 31, 2011. The increase in assets is largely the result of higher deposit balances despite a $15.5 million reduction in time deposit balances.

At March 31, 2012, brokered deposits totaled $51.2 million, as compared to $58.3 million at December 31, 2011. The Company continues to experience success growing its core deposit base as non-interest checking accounts increased from $79.5 million at December 31, 2011, to $87.8 million at March 31, 2012.

For the three month period ended March 31, 2012, net loans declined by approximately $6.3 million, to $550.1 million as compared to $556.4 million at December 31, 2011. In the Company’s market area, desirable lending opportunities remained limited, making meaningful loan growth challenging.

-MORE-

HFBC Reports First Quarter Results

May 3, 2012

The Company

HopFed Bancorp, Inc. is the holding company for Heritage Bank headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee in addition to its subsidiary, Fall & Fall Insurance of Fulton, Kentucky. The Company has two additional operating divisions including Heritage Solutions of Murray, Kentucky, Hopkinsville, Kentucky, Kingston Springs, Tennessee and Pleasant View, Tennessee, which offers a broad line of financial services. Heritage Mortgage Services of Clarksville, Tennessee offers long term fixed rate 1- 4 family mortgages loans that are sold into the secondary market in all communities in the Company’s general market area. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank may be found on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission.

-MORE-

HFBC Reports First Quarter Results

May 3, 2012

HOPFED BANCORP, INC.

Balance Sheet

(Dollars in thousands)

	March 31, 2012	December 31, 2011
	(Unaudited)
Assets
Cash and due from banks	$37,887	44,389
Interest-earning deposits in Federal Home Loan Bank	10,472	4,371

Cash and cash equivalents	48,359	48,760
Federal Home Loan Bank stock, at cost	4,428	4,428
Securities available for sale	405,686	383,782
Loans held for sale	515	—
Loans receivable, net of allowance for loan losses of $10,609 at March 31, 2012, and $11,262 at December 31, 2011	550,066	556,360
Accrued interest receivable	5,328	6,183
Real estate and other assets owned	1,181	2,267
Bank owned life insurance	9,214	9,135
Premises and equipment, net	23,217	23,431
Deferred tax assets	910	1,132
Intangible asset	454	519
Other assets	4,923	4,823

Total assets	$1,054,281	1,040,820

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Non-interest-bearing accounts	$87,838	79,550
Interest-bearing accounts
NOW accounts	146,672	130,114
Savings and money market accounts	75,227	70,443
Other time deposits	504,461	519,988

Total deposits	814,198	800,095

Advances from Federal Home Loan Bank	62,368	63,319
Repurchase agreements	42,477	43,080
Subordinated debentures	10,310	10,310
Advances from borrowers for taxes and insurance	241	153
Dividends payable	178	176
Accrued expenses and other liabilities	5,508	5,204

Total liabilities	935,280	922,337

This information is preliminary and based on company data available at the time of the presentation.

-MORE-

HFBC Reports First Quarter Results

May 3, 2012

HOPFED BANCORP, INC.

Balance Sheet

(Dollars in thousands)

	March 31, 2012	December 31, 2011
	(Unaudited)
Stockholders’ equity
Preferred stock, par value $0.01 per share; authorized - 500,000 shares; 18,400 shares issued and outstanding with a liquidation preference of $18,400,000 at March 31, 2012, and December 31, 2011	—	—
Common stock, par value $.01 per share; authorized 15,000,000 shares; 7,896,902 issued and 7,493,986 outstanding at March 31, 2012, and 7,895,336 issued and 7,492,420 outstanding at December 31, 2011 (a)	79	79
Common stock warrants (253,666 issued and outstanding) (a)	556	556
Additional paid-in-capital	76,022	75,967
Retained earnings-substantially restricted	39,908	39,591
Treasury stock (at cost, 402,916 shares at March 31, 2012, and December 31, 2011)	(5,076)	(5,076)
Accumulated other comprehensive income, net of taxes	7,512	7,366

Total stockholders’ equity	119,001	118,483

Total liabilities and stockholders’ equity	$1,054,281	1,040,820

(a)	Shares and warrants have been restated to reflect stock dividends distributed through October 18, 2011

This information is preliminary and based on company data available at the time of the presentation.

-MORE-

HFBC Reports First Quarter Results

May 3, 2012

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Month Periods Ended March 31,
	2012	2011

Interest and dividend income:
Loans receivable	7,801	8,482
Investment in securities, taxable	2,375	2,690
Nontaxable securities available for sale	575	611
Interest-earning deposits	8	4

Total interest and dividend income	10,759	11,787

Interest expense:
Deposits	2,884	3,905
Advances from Federal Home Loan Bank	573	694
Repurchase agreements	248	205
Subordinated debentures	187	185

Total interest expense	3,892	4,989

Net interest income	6,867	6,798

Provision for loan losses	869	4,518

Net interest income after provision for loan losses	5,998	2,280

Non-interest income:
Service charges	938	856
Merchant card income	196	182
Mortgage origination revenue	203	72
Gain on sale of securities	44	721
Other than temporarily impairment on available for sale securities	—	(14)
Income from bank owned life insurance	79	89
Financial services commission	227	187
Other operating income	230	272

Total non-interest income	1,917	2,365

This information is preliminary and based on company data available at the time of the presentation.

-MORE-

HFBC Reports First Quarter Results

May 3, 2012

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Month Periods Ended March 31,
	2012	2011
Non-interest expenses:
Salaries and benefits	3,507	3,326
Occupancy expense	855	788
Data processing expense	625	687
State deposit tax	162	168
Intangible amortization expense	65	81
Professional services expense	388	315
Deposit insurance and examination expense	419	592
Advertising expense	304	279
Postage and communications expense	141	148
Supplies expense	111	96
Loss on disposal of equipment	6	138
Loss on sale of real estate owned	147	509
Real estate owned expenses	46	73
Other operating expenses	323	249

Total non-interest expense	7,099	7,449

Income before income tax expense	816	(2,804)
Income tax expense	89	(960)

Net income	727	(1,844)

Less:
Dividend on preferred shares	229	227
Accretion dividend on preferred shares	28	27

Net income available to common shareholders	$470	(2,098)

Net income available to common shareholders

Per share, basic	$0.06	($0.28)

Per share, diluted	$0.06	($0.28)

Dividend per share	$0.02	$0.08

Weighted average shares outstanding - basic (a)	7,484,475	7,465,077

Weighted average shares outstanding - diluted (a)	7,484,475	7,465,077

(a)	Weighted average shares have been adjusted to reflect a 2% stock dividend on October 18, 2011

This information is preliminary and based on company data available at the time of the presentation.

-MORE-

HFBC Reports First Quarter Results

May 3, 2012

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended
	3/31/2012	12/31/2011	Change from Prior Quarter

Interest and dividend income:
Loans receivable	7,801	8,239	(438)
Investment in securities, taxable	2,375	2,462	(87)
Nontaxable securities available for sale	575	530	45
Interest-earning deposits	8	6	2

Total interest and dividend income	10,759	11,237	(478)

Interest expense:
Deposits	2,884	3,028	(144)
Advances from Federal Home Loan Bank	573	611	(38)
Repurchase agreements	248	241	7
Subordinated debentures	187	191	(4)

Total interest expense	3,892	4,071	(179)

Net interest income	6,867	7,166	(299)
Provision for loan losses	869	476	393

Net interest income after provision for loan losses	5,998	6,690	(692)

Non-interest income:
Service charges	938	985	(47)
Merchant card income	196	197	(1)
Mortgage orgination revenue	203	295	(92)
Gain on sale of securities	44	600	(556)
Income from bank owned life insurance	79	66	13
Other than temporarily impairment on available for sale securities	—	(141)	141
Financial services commission	227	203	24
Other operating income	230	224	6

Total non-interest income	1,917	2,429	(512)

This information is preliminary and based on company data available at the time of the presentation.

-MORE-

HFBC Reports First Quarter Results

May 3, 2012

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Months Ended
	3/31/2012	12/31/2011	Change from Prior Quarter

Non-interest expenses:
Salaries and benefits	$3,507	3,279	228
Occupancy expense	855	817	38
Data processing expense	625	589	36
State deposit tax	162	151	11
Intangible amortization expense	65	65	—
Professional services expense	388	386	2
Deposit insurance and examination expense	419	417	2
Advertising expense	304	304	0
Postage and communications expense	141	128	13
Supplies expense	111	105	6
Loss on disposal of equipment	6	—	6
Loss on sale of real estate owned	147	61	86
Real estate owned expenses	46	60	(14)
Other operating expenses	323	319	4

Total non-interest expense	7,099	6,681	418

Income before income tax expense	816	2,438	(1,622)
Income tax expense	89	109	(20)

Net income	727	2,329	(1,602)

Less:
Dividend on preferred shares	229	232	(3)
Accretion dividend on preferred shares	28	28	—

Net income (loss) available (attributable) to common stockholders	$470	2,069	(1,599)

Net income (loss) available (attributable) to common stockholders

Per share, basic	$0.06	$0.28	(0.22)

Per share, diluted	$0.06	$0.28	(0.22)

Dividend per share	$0.02	$0.02

Weighted average shares outstanding - basic	7,484,475	7,484,420

Weighted average shares outstanding - diluted	7,484,475	7,484,420

This information is preliminary and based on company data available at the time of the presentation.

-MORE-

HFBC Reports First Quarter Results

May 3, 2012

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended March 31, 2012, and March 31, 2011, by $271,000 and $284,000, respectively; for a tax equivalent rate using a cost of funds rate of 2.00% for the three month period ended March 31, 2012, and 2.25% for the three month period ended March 31, 2011. The table adjusts tax-free loan income by $3,000 for three month period ended March 31, 2012, and $9,000 for the three month period ended March 31, 2011, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 3/31/2012	Income and Expense 3/31/2012	Average Rates 3/31/2012	Average Balance 3/31/2011	Income and Expense 3/31/2011	Average Rates 3/31/2011
	(Table Amounts in Thousands, Except Percentages)
Loans	$551,579	7,807	5.66%	$592,517	8,491	5.73%
Investments AFS taxable	329,819	2,375	2.88%	297,358	2,690	3.62%
Investment AFS tax free	65,669	846	5.15%	67,368	895	5.32%
Federal funds	13,817	8	0.23%	6,771	4	0.24%

Total interest earning assets	960,884	11,036	4.59%	964,014	12,080	5.01%

Other assets	92,340			121,659

Total assets	$1,053,224			$1,085,673

Interest bearing checking	143,858	294	0.82%	143,644	444	1.24%
Saving / MMDA	72,434	33	0.18%	66,708	55	0.33%
Retail time deposits	457,461	2,289	2.00%	467,196	2,890	2.47%
Brokered deposits	57,345	267	1.86%	92,406	516	2.23%
FHLB borrowings	62,969	573	3.64%	76,566	694	3.63%
Repurchase agreements	44,043	248	2.25%	40,631	205	2.02%
Subordinated debentures	10,310	188	7.29%	10,310	185	7.18%

Total interest bearing liabilities	848,420	3,892	1.83%	897,461	4,989	2.22%

Non-interest bearing deposits	80,503			70,150
Other liabilities	5,164			6,004

Stockholders’ equity	119,137			112,058

Total liabilities and stockholders’ equity	$1,053,224			$1,085,673

Net change in interest earning assets and interest bearing liabilities		7,144	2.76%		7,091	2.79%

Net yield on interest earning assets		2.97%			2.94%

This information is preliminary and based on company data available at the time of the presentation.

-MORE-